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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated December 15, 2000, March 9, 2001, and February 8, 2002 for the SBC Domestic Wireless Group, the BellSouth Domestic Wireless Group and Cingular Wireless LLC, respectively, in Amendment No. 3 to the Registration Statement (Form S-4 No. 333-81342) filed July 2, 2002 and related Prospectus of Cingular Wireless LLC for the registration of its Senior Notes.


                                      /s/ Ernst & Young LLP

Atlanta, Georgia
July 1, 2002